UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2017

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (707) 766-3000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer
(b), (e)    On March 31, 2017, Calix, Inc. (the “Company”) announced that Mr. William Atkins has given notice of his resignation as the Executive Vice President and Chief Financial Officer of the Company effective as of May 19, 2017 (the “Separation Date”).
On March 31, 2017, in connection with Mr. Atkins’ resignation, the Company entered into a Separation Agreement and General Release (the “Agreement”) with Mr. Atkins. Pursuant to the Agreement, the Company will provide Mr. Atkins the following severance benefits: (i) a lump-sum cash payment of $552,000, less applicable taxes and withholding, representing 12 months of current base salary and 12 months of target cash bonus opportunity; and (ii) reimbursement of up to 12 months of COBRA premiums. The Company will also accelerate vesting with respect to equity awards granted to Mr. Atkins and outstanding as of March 31, 2017 to the same extent such equity awards would have vested pursuant to the respective grant agreements had Mr. Atkins continued employment with the Company for a period of twenty-four (24) months following the Separation Date. Pursuant to the Agreement, Mr. Atkins agreed to customary covenants regarding confidential information, non-disparagement and a general release in favor of the Company.
Under the Agreement, Mr. Atkins will continue in the role of Executive Vice President and Chief Financial Officer, and as the Company’s principal financial officer, and will provide transition services and such other duties as assigned by the Chief Executive Officer from March 31, 2017 through May 19, 2017 (the “Transition Period”). During the Transition Period, Mr. Atkins will continue to be paid his annual base salary and accrued bonus for the fiscal quarter ended April 1, 2017, accrue paid vacation and be eligible for employee benefit plans.
The foregoing description of the Agreement is included to provide information regarding its terms. It does not purport to be a complete description and it is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2017.
The Company has initiated a search for a new chief financial officer and has engaged an executive search firm to assist in the process.
Item 7.01 Regulation FD Disclosure.
The Company issued a press release on March 31, 2017 announcing the departure of Mr. Atkins, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated March 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017	CALIX, INC.

	By:	/s/ Carl Russo
Carl Russo
President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 31, 2017

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